Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Amendment No. 2 to Form S-1 of Allion Healthcare, Inc. of our report, dated September 8, 2005, relating to our audit of financial statements of Frontier Pharmacy & Nutrition, Inc. as of December 31, 2004 and 2003 and for the years then ended appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our Firm under the caption “Experts” in such Prospectus.

Des Moines, Iowa

January 23, 2006